As filed with the Securities and Exchange Commission on May 22, 2008
File No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTELLI-CHECK - MOBILISA, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3234779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368
(Address of Principal Executive Offices) (Zip Code)

Intelli-Check, Inc. 2006 Equity Incentive Plan
(Full title of the plan)

Dr. Nelson Ludlow Intelli-Check-Mobilisa, Inc. 191 Otto Street, Port Townsend, WA 98368
(Name and address of agent for service)

(360) 344-3233
(Telephone number, including area code, of agent for service)

Copy to:
Mitchell S. Nussbaum
LOEB & LOEB LLP
345 Park Avenue
New York, NY 10154-0037

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share($)	Proposed Maximum Aggregate Offering Price($)	Amount of Registration Fee($)

Common Stock, par value $0.001 per share	3,000,000	2.76	8,280,000	325.40

Total	3,000,000		8,280,000	325.40

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an intermediate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Company’s common stock on the American Stock Exchange on March 21, 2008.

INTELLI-CHECK - MOBILISA, INC.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 of Intelli-Check - Mobilisa, Inc., a Delaware corporation (“we,” “us” or the “Company”), is to register 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to our 2006 Equity Incentive Plan (the “2006 Plan”). Such shares were approved for issuance under the 2006 Plan at the Special Meeting of our stockholders held on March 14, 2008. These shares are in addition to the aggregate of 850,000 shares of common stock registered under the 2006 Plan pursuant to the Registration Statements on Form S-8, File No. 333-143448.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Incorporated by reference to “Item 1. Plan Information - 2006 Equity Incentive Plan” contained in our Registration Statement on Form S-8, File No. 333-143448, except that the number of awards that maybe granted pursuant to the 2006 Plan is increased to 3,850,000.

Item 2. Registrant Information and Employee Plan Annual Information

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information specified in Part I of Form S-8 (of which this prospectus is a part) will be sent or given to each participant in our 2006 Plan. This document and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of the registration statement of which this prospectus is a part, taken together, constitute the Section 10(a) Prospectus. We will provide to you without charge, upon written or oral request, copies of the documents incorporated by reference in the registration statement of which this prospectus is a part. Any such request for documents should be directed to: Peter Mundy, Chief Financial Officer, Intelli-Check - Mobilisa, Inc., 191 Otto Street, Port Townsend, WA 98368. Mr. Mundy can also be reached at (360) 344-3233.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form SB-2 (File No. 333-87797) filed September 24, 1999 (the “Registration Statement”).

(b)	Amendment No. 1 to the Registration Statement filed November 1, 1999.

(c)	Amendment No. 2 to the Registration Statement filed November 15, 1999.

(d)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission on March 27, 2008; and

(e)	The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Commision on May 15, 2008.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Officers and Directors

Incorporated by reference to “Item 6. Indemnification of Officers and Directors” contained in our Registration Statement on Form S-8, File No. 333-143448.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999).

3.2	Certificate of Amendment to the Certificate of Incorporation (incorporated herein by reference to Annex E to the Registrant’s Definitive Proxy Statement filed on February 6, 2008.)

3.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 14, 2007).

4.1	Intelli-Check, Inc. 2006 Equity Incentive Plan (incorporated herein by reference to Annex D to Registrant’s Proxy Statement on Schedule 14A filed February 6, 2008).

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

Item 9. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in Port Townsend, Washington, on this 22 day of May, 2008.

INTELLI-CHECK - MOBILISA, INC.

By: /s/ Nelson Ludlow Dr. Nelson Ludlow Chief Executive Officer and Director

By: /s/ Peter J. Mundy Peter J. Mundy Vice President Finance, Chief Financial Officer, Treasurer & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Nelson Ludlow and Peter J. Mundy, jointly and severally, her or his attorneys-in-fact, each with the power of substitution, for her or him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Nelson Ludlow Dr. Nelson Ludlow	Chairman, Chief Executive Officer and Director	May 22, 2008
/s/ Russell T. Embry Russell T. Embry	Senior Vice President and Chief Technology Officer	May 22, 2008
/s/ Peter J. Mundy Peter J. Mundy	Vice President Finance, Chief Financial Officer, Treasurer & Secretary	May 22, 2008
/s/ Jeffrey Levy Jeffrey Levy	Chairman and Director	May 22, 2008

/s/ John W. Paxton John W. Paxton	Vice Chairman and Director	May 22, 2008
/s/ Emil R. Bedard L. Gen. Emil R. Bedard	Director	May 22, 2008
/s/ Bonnie Ludlow Bonnie Ludlow	Director	May 22, 2008
/s/ John E. Maxwell John E. Maxwell	Director	May 22, 2008
/s/ Arthur l. Money Arthur L. Money	Director	May 22, 2008
/s/ Guy L. Smith Guy L. Smith	Director	May 22, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999).

3.2	Certificate of Amendment to the Certificate of Incorporation (incorporated herein by reference to Annex E to the Registrant’s Definitive Proxy Statement filed on February 6, 2008.)

3.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 14, 2007).

4.1	Intelli-Check, Inc. 2006 Equity Incentive Plan (incorporated herein by reference to Annex D to Registrant’s Proxy Statement on Schedule 14A filed February 6, 2008).

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).